EXHIBIT 4.3

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION THEREFROM.

THIS WARRANT MAY NOT BE EXERCISED EXCEPT IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS TO THE REASONABLE SATISFACTION OF THE COMPANY AND LEGAL COUNSEL FOR THE COMPANY.


Void after 5:00 P.M., Fort Lauderdale,     Right to Purchase _____ Shares of the
Florida time, on August 28, 2008.          Common Stock of Streicher Mobile
                                           Fueling, Inc.


                         STREICHER MOBILE FUELING, INC.

                             STOCK PURCHASE WARRANT

     Streicher Mobile Fueling, Inc., a Florida corporation (the "COMPANY"), hereby certifies that for value received, ______________________________, or his/hers/its assigns (the "HOLDER"), is entitled to purchase, subject to the terms and conditions hereinafter set forth, an aggregate of ________________ (___________) fully paid and nonassessable shares ("SHARES") of the common stock of the Company ("COMMON STOCK"), at an exercise price per Share equal to One Dollar ($1.00) per Share. The number of Shares to be received upon the exercise of this Warrant and the price to be paid for a Share may be adjusted from time to time as hereinafter set forth. The exercise price of a Share in effect at any time and as adjusted from time to time is hereinafter referred to as the "WARRANT PRICE."

     1. TERM. The purchase right represented by this Warrant for __________ Shares is exercisable for a period of five (5) years, but in no event later than 5:00 P.M., Fort Lauderdale, Florida time, on August 28, 2008. The Company shall be under no obligation to furnish to any Holder a notice of the expiration date of this Warrant.

     2.  METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT.

         (a) Subject to SECTION 1 hereof, the purchase right represented by this Warrant may be exercised by any Holder hereof, in whole or in part, by the surrender of this Warrant (together with a duly executed notice of exercise, substantially in the form attached hereto as EXHIBIT A) at the principal office of the Company and the payment to the Company, by check, of an amount equal to the then applicable Warrant Price per Share multiplied by the number of Shares then being purchased. If the Company is merged, acquired or consolidated pursuant to a transaction in which the Company is not the surviving party, such Holder may elect, or the

Company may require, on the date of such merger, acquisition or consolidation, Holder to surrender some or all of the rights represented by this Warrant in exchange for a number of Shares equal to the value (as determined below) of the Warrant being surrendered, in which case the number of Shares to be issued to the Holder upon such surrender shall be computed using the following formula:

          X   =   Y(A-B)
                  ------
                    A

Where:    X   =   the number of shares of Common Stock to be issued to the
                  Holder.

          Y   =   the number of shares of Common Stock with respect to which this Warrant is being exercised.

          A   =   the fair market value of one share of Common Stock.

          B   =   Warrant Price.

         (b) If any Holder does surrender such exercise right in conjunction with a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, then the fair market value of one share of Common Stock shall be the value received by the Holders of the Company's Common Stock pursuant to such transaction for each share of Common Stock, and such purchase shall be effective upon the closing of such transaction, subject to the due, proper and prior surrender of this Warrant; or

         (c) In the event of an exercise of the purchase right represented by this Warrant, certificates for the Shares of stock so purchased shall be delivered to the exercising Holder hereof within thirty days of the effective date of such purchase and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to such Holder hereof within such thirty-day period. Upon the effective date of such purchase, the exercising Holder shall be deemed to be the holder of record of the Shares, even if a certificate representing such Shares has not been delivered to such Holder or if such Shares have not yet been set forth on the stock transfer books of the Company.

     3. STOCK FULLY PAID; RESERVATION OF SHARES. All Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of Shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     4. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

         (a) RECLASSIFICATION OR MERGER. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company shall, as a condition precedent to such transaction, (i) require the surrender of the Warrant pursuant to SECTION 2 hereof, or (ii) execute a new Warrant or cause such successor or purchasing corporation, as the case may be, to execute a new Warrant, providing that the Holders shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each Share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by the holder of one share of Common Stock, or (iii) any combination thereof. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this SECTION 4. The provisions of this SECTION 4(A) shall similarly apply to successive reclassifications, changes, mergers and transfers.

         (b) SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in

         (c)  the case of a combination.

         (d) STOCK DIVIDENDS. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend or other distribution with respect to Common Stock or any other equity interest in the Company which is payable in Common Stock (except any distribution specifically provided for in the foregoing SUBSECTIONS 4(a) and 4(b)) then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution and
(b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

         (e) ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment in the Warrant Price, the number of Shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole Share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

     5. NOTICE OF ADJUSTMENTS. Whenever the Warrant Price shall be adjusted pursuant to SECTION 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price or Prices after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to all Holders.

     6. NOTICE OF CERTAIN ACTIONS. In the event that the Company shall propose at any time:

              (i) to declare any dividend or distribution upon any class or series of its stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

              (ii) to offer for subscription pro rata to the Holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

              (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

              (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its assets or property, or to liquidate, dissolve or wind up, whether voluntary or involuntary, then in connection with each such event, the Company shall send to the
     Holders:

                    (1) at least ten (10) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the Holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (i) and (ii) above;

                    (2) in the case of the matters referred to in (iii) and (iv) above, at least ten (10) days' prior written notice of the date for the determination of shareholders entitled to vote thereon (and specifying the date on which the Holders of Common Stock Shares shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event); and

                    (3) prompt notice of any material change in the terms of any transaction described in (i) through (iv) above.

     Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the Holders of the Warrants at the address for each such Holder as shown on the books of this Company.

     7. FRACTIONAL SHARES. No fractional Shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional Shares the Company shall make a cash payment therefore in an amount determined in such reasonable manner as may be prescribed by the board of directors of the Company.

     8. REDEMPTION. The Company shall have the right to redeem the Warrant at any time after February 28, 2006, at $.01 per share if the Common Stock trades at two hundred (200%) of the Exercise Price for any twenty (20) consecutive trading days beginning anytime on or after such date. For purposes hereof, "trading day" shall mean any day on which the principal exchange or quotation service on which the Company's Common Stock is traded is (i) open for trading and (ii) publishes a closing bid price for the Common Stock. At least fifteen
(15) days before the redemption date, the Company shall mail, or cause to be mailed, by first class mail, a notice of redemption to the Holder at the Holder's address in the Company's records. The notice shall state:

         (a)  the redemption date;

         (b)  the redemption price; and

         (c) that this Warrant called for redemption must be surrendered to the Company to collect the redemption price.

     9. COMPLIANCE WITH SECURITIES ACT. The Holders, by acceptance hereof, agree that this Warrant and the Shares to be issued upon exercise hereof are being acquired for investment and that no Holder will offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). Upon any acquisition or exercise of this Warrant or any portion thereof, the exercising Holder shall confirm in writing, in a form attached hereto as EXHIBIT B, that the Shares so purchased are being acquired for investment and not with a view toward distribution or resale other than by a registration statement filed by the Company. In addition, in the absence of such registration, the exercising Holder shall provide such additional information regarding such Holder's financial and investment background as the Company may reasonably request. All Shares issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

     The Shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "ACT") or the securities laws of any state and are "restricted securities" as that term is defined in Rule 144 under the Act. Such Shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act and the applicable state securities laws or pursuant to an exemption from registration thereunder, the availability of which is to be established to the satisfaction of counsel to the issuer.

     10. REGISTRATION RIGHTS. Nothing contained herein shall be construed as requiring the exercise of the Warrant prior to the initial filing of any registration statement provided herein or the effectiveness thereof.

         (a) DEMAND REGISTRATION. At any time commencing on the Issuer Date and on or before the Expiration Date, a Majority of the Holders shall have the right to request registration under the Securities Act for all or any portion of the Registrable Securities upon the terms and conditions set forth in this SUBSECTION 10(a). Promptly after receipt of a request for registration pursuant to this SUBSECTION 10(a) the Company shall notify all other Holders in writing of such request for registration. Upon receipt of such notice from the Company (the "Company Notice"), each such holder may give the Company a written request to register all or some of such holder's Registrable Securities in the Registration Statement described in the Company Notice, provided that such written request is given within ten (10) days after the date on which the Company Notice is given (with such request stating (i) the amount of Registrable Securities to be included and (ii) any other information reasonably requested by the Company to properly effect the registration of such Registrable Securities). The Company shall, as soon as practicable after the date on which the Company Notice is given, file with the SEC and use its best efforts to cause to become effective a Registration Statement which shall cover the Registrable Securities specified in the Demand Notice and in any written request from any other holder received by the Company within ten (10) days of the date on which the Company Notice is given. No right to registration of Registrable Securities under this SUBSECTION 10(a) shall be construed to limit any registration required under SUBSECTION 10(b) hereof. The obligations of the Company under this SUBSECTION 10(a) shall expire after the Company has afforded the Holder the opportunity to exercise registration rights under this SUBSECTION 10(a) for one registration.

         (b) PIGGY-BACK REGISTRATION. If at any time commencing on the Issue Date and on or before the Expiration Date, the Company shall determine to prepare and file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any securities of the Company, other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with employee benefit plans, the Company shall send to the Holder and each other holder who is entitled to registration rights under this SUBSECTION 10(b) written notice of such determination and if, within ten (10) days after receipt of such notice, Holder shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities the Holder requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock (or Other Securities) which may be included in the Registration Statement because, in such underwriter(s)' judgment, such limitation is necessary to effect an orderly public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which Holder has requested inclusion. Any exclusion of Registrable Securities shall be made pro rata among all holders who have requested that Registrable Securities be included, in proportion to the number of Registrable Securities specified in their respective requests; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities the holders of which are not entitled by right to inclusion of securities in such Registration Statement; and provided further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement, based on the number of securities for which registration is requested except to the extent such pro rata exclusion of such other securities is prohibited under any written agreement entered into by the Company with the holder of such other securities prior to the Issue Date of this Certificate, in which case such other securities shall be excluded, if at all, in accordance with the terms of such agreement. No right to registration of Registrable Securities under this SUBSECTION 10(b) shall be construed to limit any registration required under SUBSECTION 10(a) hereof. The obligations of the Company under this SUBSECTION 10(b) may be waived by a Majority of the Holders.

         (c) OBLIGATIONS OF THE COMPANY. In connection with the registration of the Registrable Securities, the Company shall:

              (i) prepare promptly and file with the SEC the Registration Statement provided in SUBSECTION 10(a) with respect to the Registrable Securities and thereafter to use its best efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as possible after such filing, and keep the Registration Statement effective at all times during the Registration Period; submit to the SEC, within three (3) Business Days after the Company learns that no review of the Registration Statement will be made by the staff of the SEC or the staff of the SEC has no further comments on the Registration Statement, as the case may be, a request for acceleration of the effectiveness of the Registration Statement to a time and date not later than forty-eight (48) hours after the submission of such request; notify the Holder of the effectiveness of the Registration Statement on the date the Registration Statement is declared effective; and, the Company represents and warrants to, and covenants and agrees with the Holder that the Registration Statement (including any amendments or supplements thereto and prospectuses contained therein, at the time it is first filed with the SEC, at the time it is ordered effective by the SEC and at all times during which it is required to be effective hereunder) and each such amendment and supplement at the time it is filed with the SEC and all times during which it is available for use in connection with the offer and sale of Registrable Securities shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

              (ii) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Holder or Holders thereof as set forth in the Registration Statement;

              (iii) furnish to each Holder whose Registrable Securities are included in the Registration Statement and its legal counsel, (1) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the SEC or the staff of the SEC and each item of correspondence from the SEC or the staff of the SEC relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment) and (2) such number of copies of a prospectus, including a preliminary prospectus and all amendments and supplements thereto and such other documents, as such Holder reasonably may request in order to facilitate the disposition of the Registrable Securities owned by such Holder;

              (iv) use reasonable efforts to (1) register and qualify the Registrable Securities covered by the Registration Statement under such securities or blue sky laws of such jurisdictions as the Holders who hold a majority of the Registrable Securities being offered reasonably request,
     (2) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times until the end of the Registration Period, (3) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period and
     (4) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto (1) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this SUBSECTION 10(c)(iv), (2) to subject itself to general taxation in any such jurisdiction, (3) to file a general consent to service of process in any such jurisdiction or (4) to make any change in its Articles of Incorporation or Bylaws which the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

              (v) in the event that the Registrable Securities are being offered in an underwritten offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering;

              (vi) as promptly as practicable after becoming aware of such event or circumstance, notify each Holder of any event or circumstance of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its beat efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, file such supplement or amendment with the SEC at such time as shall permit the Holder to sell Registrable Securities pursuant to the Registration Statement as promptly as practicable, and deliver a number of copies of such supplement or amendment to each Holder as such Holder may reasonably request;

              (vii) as promptly as practicable after becoming aware of such event, notify each Holder who holds Registrable Securities being sold (or, in the event of an underwritten offering the managing underwriters) of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement at the earliest possible time;

             (viii) permit one legal counsel designated as selling stockholders' counsel by the Holder(s) holding a majority of the Registrable Securities being sold to review and comment on the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC;

              (ix) make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve (12) month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement;

              (x) at the request of the Holder(s) who hold a majority of the Registrable Securities being sold, furnish on the date that Registrable Securities are delivered to an underwriter, if any, for sale in connection with the Registration Statement (1) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and (2) an opinion, dated such date, from counsel representing the Company for purposes of such Registration Statement, in form and substance as is customarily given in an underwritten public offering, addressed to the underwriters and the Holders;

              (xi) make available for inspection by Holder, any underwriter participating in any distribution or disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by Holder or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable Holder to exercise Holder's due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to a Holder) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (1) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement,
     (2) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction or (3) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto;

              (xii) use its best efforts to cause all the Registrable Securities covered by the Registration Statement to be listed on the NASDAQ or such other principal securities market on which securities of the same class or series issued by the Company are then listed or traded;

             (xiii) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

              (xiv) cooperate with the Holder and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Holder may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Holder may request;

              (xv) during the period the Company is required to maintain effectiveness of the Registration Statement pursuant to SUBSECTION 10(c)(i), the Company shall not bid for or purchase any Common Stock or Other Securities or any right to purchase Common Stock or Other Securities or attempt to induce any person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Holder to sell Registrable Securities by reason of the limitations set forth in Regulation M under the Exchange Act;

              (xvi) take all other reasonable actions necessary to expedite and facilitate disposition by the Holder of the Registrable Securities pursuant to the Registration Statement; and

             (xvii) With a view to making available to the Holders the benefits of Rule 144, the Company agrees to: (1) make and keep public information available, as those terms are understood and defined in Rule 144; (2) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act and (3) furnish to each Holder so long as such Holder owns Registrable Securities, promptly upon request, (1) a written statement by the Company that it has complied with the reporting requirements of Rule 144 and the Exchange Act, (2) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (3) such other information as may be reasonably requested to permit the Holders to sell such securities pursuant to Rule 144 without registration.

         (d) OBLIGATIONS OF THE HOLDER. In connection with the registration of the Registrable Securities, the Holder shall have the following obligations:

              (i) it shall be a condition precedent to the obligations of the Company to complete the registration pursuant hereto with respect to the Holder's Registrable Securities that the Holder shall furnish to the Company such information regarding Holder, the Registrable Securities held by Holder and the intended method of disposition of the Registrable Securities held by Holder as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five days prior to the first anticipated filing date of the Registration Statement, the Company shall notify the Holder of the information the Company requires from the Holder (the "Requested Information") if any of Holder's Registrable Securities are eligible for inclusion in the Registration Statement. If at least two Business Days prior to the filing date the Company has not received the Requested Information from the Holder (at such time Holder becoming a "Non-Responsive Holder"), then the Company may file the Registration Statement without including Registrable Securities of Non-Responsive Holder but shall not be relieved of its obligation to file a Registration Statement with the SEC relating to the Registrable Securities of Non-Responsive Holder promptly after Non-Responsive Holder provides the Requested Information;

              (ii) by Holder's acceptance of the Registrable Securities, Holder agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless Holder has notified the Company in writing of such Holder's election to exclude all of Holder's Registrable Securities from the Registration Statement;

             (iii) in the event Holder(s) holding a majority of the Registrable Securities being registered determine to engage the services of an underwriter, each Holder agrees to enter into and perform such Holder's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities, unless such Holder has notified the Company in writing of such Holder's election to exclude all of such Holder's Registrable Securities from the Registration Statement;

              (iv) Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in SUBSECTIONS 10(c)(vi) or 10(c)(vii), Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until Holder's receipt of the copies of the supplemented or amended prospectus contemplated by SUBSECTIONS 10(c)(vi) or 10(c)(vii) and, if so directed by the Company, Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Holder's possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice;

              (v) Holder may not participate in any underwritten registration hereunder unless Holder (1) agrees to sell Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Holders entitled hereunder to approve such arrangements, (2) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and (3) agrees to pay its pro rata share of all underwriting discounts and commissions and other fees and expenses of investment bankers and any manager or managers of such underwriting and legal expenses to the underwriters applicable with respect to its Registrable Securities, in each case to the extent not payable by the Company pursuant to the terms of this Agreement; and

              (vi) Holder agrees to take all reasonable actions necessary to comply with the prospectus delivery requirements of the Securities Act applicable to its sales of Registrable Securities.

         (e) EXPENSES OF REGISTRATION. All costs and expenses, other than underwriting or brokerage discounts, commissions and other fees related to the distribution of the Registrable Securities, incurred in connection with registrations, filings or qualifications pursuant to SUBSECTIONS 10(a) and 10(b), including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursement of counsel for the Company shall be borne by the Company, provided, however, that the Holder(s) shall bear the fees and out-of-pocket expenses of the one legal counsel selected by the Holder(s) pursuant to SUBSECTION 10(c)(viii) hereof.

         (f) INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

              (i) To the extent permitted by law, the Company will indemnify and hold harmless each Holder who holds such Registrable Securities, the directors, if any, of such Holder, the officers, if any, of such Holder, each person, if any, who controls any Holder within the meaning of the Securities Act or the Exchange Act, any underwriter (as defined in the Securities Act) for the Holders, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each person, if any, who controls any such underwriter within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement or any post-effective amendment thereof, or any prospectus included therein: (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (3) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (1) through (3) being, collectively, "Violations.") Subject to the restrictions set forth in SUBSECTION 10(f)(iv) with respect to the number of legal counsel, the Company shall reimburse the Holders and the other Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this SUBSECTION 10(f)(i): (1) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement, the prospectus or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to SUBSECTION 10(c)(iii) hereof; (2) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to SUBSECTION 10(c)(iii) hereof, and
     (3) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by a Holder.

              (ii) In connection with any Registration Statement in which a Holder is participating, each such Holder agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in SUBSECTION 10(f)(i), the Company, each of its directors, each of its officers who signs the Registration Statement, each person on, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such Registration Statement, and such Holder will reimburse any legal or other expenses reasonably incurred by any Indemnified Party, promptly as such expenses are incurred and are due and payable, in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this SUBSECTION 10(f)(ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Holder, which consent shall not be unreasonably withheld; provided further, however, that the Holder shall be liable under this SUBSECTION 10(f)(ii) for only that amount of a Claim as does not exceed the amount by which the net proceeds to such Holder from the sale of Registrable Securities pursuant to such Registration Statement exceeds the cost of such Registrable Securities to such Holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or an behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Holders. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this SUBSECTION 10(f)(ii) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

             (iii) The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information so furnished in writing by such persons expressly for inclusion in the Registration Statement.

              (iv) Promptly after receipt by an Indemnified Person or Indemnified Party under this SUBSECTION 10(f) of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this SUBSECTION 10(f), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel selected by the indemnifying party but reasonably acceptable to the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In such event, the Company shall pay for only one separate legal counsel for the Holders; such legal counsel shall be selected by the Holders holding a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Subection 10(f), except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by Subection 10(f) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

              (v) The agreements, representations and warranties of the Company and the Holder set forth or provided in this SECTION 10 shall survive any exercise of this Warrant and the delivery of and payment for the Registrable Securities hereunder and shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company and the Holder.

     11. RIGHTS OF SHAREHOLDERS. No Holder shall be entitled to vote or receive dividends or be deemed the Holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon any Holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise before the Warrant or Warrants shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

     12. GOVERNING LAW. The terms and conditions of this Warrant shall be governed by and construed in accordance with Florida law.

     13. MISCELLANEOUS. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and the registered Holder hereof. All notices and other communications from the Company to the Holders shall be mailed by first-class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address to the Company in writing.

                                          STREICHER MOBILE FUELING, INC.



                                        By: /s/ RICHARD E. GATHRIGHT
                                           -------------------------------------
                                            Richard E. Gathright, President and
                                            Chief Executive Officer

Date:  August 29, 2003

                                    EXHIBIT A
                            TO STOCK PURCHASE WARRANT


                               NOTICE OF EXERCISE

TO:   STREICHER MOBILE FUELING, INC.

     1. The undersigned hereby elects to purchase ____________ Shares of Common Stock of Streicher Mobile Fueling, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such Shares in full, together with all applicable transfer taxes, if any.

     2. Please issue a certificate or certificates representing said Shares of Common Stock in the name of the undersigned or in such other names as is specified below:

                        --------------------------------

                        --------------------------------

                        --------------------------------

     3. [For use only in the absence of an effective registration statement covering the Shares] The undersigned represents that the aforesaid Shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such Shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as EXHIBIT B.



Date:
     -------------------------            ------------------------------------
                                          (Signature)

                                    EXHIBIT B
                            TO STOCK PURCHASE WARRANT


                       INVESTMENT REPRESENTATION STATEMENT



PURCHASER:
            ------------------------------

COMPANY:    STREICHER MOBILE FUELING, INC.

SECURITY:   COMMON STOCK PURCHASE WARRANT AND UNDERLYING
            COMMON STOCK

AMOUNT:
            ------------------------------

DATE:
            ------------------------------


     In connection with the purchase of the above-listed securities (the "Securities"), the undersigned (the "Purchaser") represents to the Company the following:

     (a) The Purchaser is aware of the Company's business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser is purchasing these Securities for the Purchaser's own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933 ("Securities Act").

     (b) The Purchaser understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein. In this connection, the Purchaser understands that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if the Purchaser's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

     (c) The Purchaser further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, the Purchaser understands that the Company is under no obligation to register the Securities except as set forth in the Warrant. In addition, the Purchaser understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

     (d) The Purchaser is aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non- public offering subject to the satisfaction of certain conditions.

     (e) The Purchaser further understands that at the time the Purchaser wishes to sell the Securities there may be no public market upon which to make such a sale.

     (f) The Purchaser further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.


                                         Signature of Purchaser:


Date:
     -------------------------           -------------------------------------


                                       2